EXHIBIT 99.2


INTERNATIONAL FIBERCOM, INC ANNOUNCES MANAGEMENT CHANGES

HAS RECEIVED DEMAND FOR PAYMENT FROM ITS LENDERS

IS EVALUATING BIDS FOR SALE OF ITS ASSETS

PHOENIX--(BUSINESS WIRE)--February 12, 2002--International FiberCom, Inc. (Nasdaq:IFCI - news) announced that Joseph P. Kealy, Chairman of the Board, President and CEO, has resigned all of his positions with the Company. The Board of Directors has elected Peter A. Woog, age 59, an outside director of the Company, as Chairman and CEO and promoted Anthony Baumann, age 37, to President. Baumann also continues in his position as the Chief Operating Officer of the Company. In addition, the Board elected Mark Dominick Alvarez (Nick), age 34, of the New York-based firm of Alvarez & Marsal, Inc., as Chief Restructuring Officer.

Over the last several months, the Company continued to execute its plans to return operations to profitability, substantially pay down outstanding indebtedness and obligations and find alternative financing sources. It has continued to downsize, cut costs and concentrate on the collection of its receivables during this period. The Company has continued negotiations with its largest customer, Virginia-based Velocita, Corp., aimed at collecting payments relating to several significant projects. At January 31, 2002, Velocita owed the Company over $29.0 million in accounts receivable, work in process and cost reimbursements. While negotiations have continued aimed at resolving disputes concerning work and billings, Velocita has not paid the Company anything. As a result, the Company has ceased work for Velocita.

As part of its strategic plan, the Company has retained Gerard Klauer Mattison & Co., Inc., a New York-based investment bank, to solicit bids from parties interested in purchasing part or all of its assets to satisfy its obligations to its creditors. The Company received a number of responsive bids from potential buyers on February 8. The board of directors is in the process of reviewing the bids.

As a result of Velocita's refusal to pay and lower than expected collection of other receivables, as well as the continuing deterioration of the telecommunications infrastructure business, among other factors, the Company had not made as much progress as it had hoped in paying down its credit facility, which had an outstanding balance of approximately $96.2 million at February 8, 2002. The Company believes that its collection problems stem in large measure from the well-documented problems of over-capacity in certain geographical areas, the continued operating losses and the illiquidity of the telecommunications industry in general and its customers in particular.

As previously reported, the Company has been in covenant default under its credit facility since October 2001, but has operated since then under a forbearance understanding with its lenders. The Company was negotiating with its lenders for a continuation of the forbearance understanding when it received a demand from them to pay all obligations outstanding under its credit facility and its $15.0 million equipment lease facility immediately. Despite its collection and other problems, up to that point the Company had not incurred a payment default on the credit facility. In connection with this demand, the lenders also placed an administrative freeze on all of the Company's deposit accounts and suspended its right to withdraw funds, subject to the establishment of appropriate procedures.
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In light of its inability to continue its forbearance agreement with its lenders and their imposition of the freeze on its accounts, the Company may be forced to seek protection and reorganize under the bankruptcy laws. The Company intends to continue negotiations with its lenders in an effort to avoid taking this action and to continue to work with Gerard Klauer Mattison and pursue its asset sales.

Peter A. Woog joined the Company's Board in October 2001. Since June 1999, Woog has been the President of Gray Fox Enterprises, his Phoenix-based management consulting firm that assists corporate managers and investors in execution of their business plans. He has been providing such consulting services to the Company since March 2001. From October 1995 to June 1999 he was president and CEO of, and an investor in, Phoenix-based Cable Systems Holding Company and Cable Systems International, Inc., its operating subsidiary and a manufacturer of a broad range of telecommunications wire and cable products. He was part of a management-led buyout of Cable Systems from AT&T. It was one of the largest producers of outside plant cable for the U.S. telecommunications industry. In June 1999 Cable Systems was sold to Belden (NYSE:BWC - news). From 1964 to October 1995, he held a number of technical and managerial positions with AT&T.

Alvarez & Marsal, Inc. is an international turnaround consulting firm that assists under-performing, troubled companies in managing the restructuring process. Nick Alvarez has been employed by the firm since 1994 and became a Managing Director of it in 2000. Based in the Phoenix office of Alvarez & Marsal, he has been involved in debtor management and debtor advisory roles in a number of industries, including telecommunications, retail, apparel, real estate and financial services.

About International FiberCom

International FiberCom, Inc., operating through its subsidiaries, is an end-to-end solutions provider for the telecommunications industry, offering a broad range of engineering-based solutions designed to enable and enhance voice, data and video communications through fixed and wireless networks. The Company designs, deploys, and manages internal and external networks infrastructure for leading wireline, wireless and broadband telecommunications providers in the U.S. and the United Kingdom.

This Press Release contains certain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The cautionary statements made in this release should be read as being applicable to all related forward-looking statements wherever they appear in this release. Forward-looking statements, by their very nature, include risks and uncertainties. Accordingly, the Company's actual results could differ materially from those discussed herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. In addition to the risk factors found in the Company's 10-K for the year ended December 31, 2000, such factors, many of which are beyond the control of the Company, also include the following: the severity and duration of the telecommunications industry slowdown; the sufficiency of the Company's downsizing and restructuring activities; its ability to repay and replace its operating line of credit; its ability to implement a plan to return its operations to profitability and positive cash flow; the financial viability of the Company's customers in general; its ability to collect amounts owed by its customers; its ability to sell its excess equipment at reasonable prices; the outcome of litigation in which the Company is involved; its success in obtaining new contracts; the volume and type of work orders that are received under such
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contracts; the proceeds obtained upon the disposition or liquidation of the
Equipment Distribution Division; the accuracy of the cost estimates for projects; the Company's ability to complete its projects on time and within budget; levels of, and ability to collect, amounts receivable and costs in excess of billings on contracts in process; availability of trained personnel and utilization of the Company's capacity to complete work; the Company's ability to integrate the acquisitions into its organization and manage its growth; competition and competitive pressures on pricing; the Company's success in marketing its wireless products and services; the Company's ability to produce its wireless products in volume on a cost effective, timely basis with appropriate quality controls; and economic conditions in the United States and in the regions served by the Company. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

___________________________
CONTACT:

     Allen & Caron Inc
     Joseph Allen, 212/691-8087 (investors)
     joe@allencaron.com